EXHIBIT 5
                                                                ---------
   Christopher J. Zinski
   (312) 258-5548


                     [SCHIFF HARDIN & WAITE LETTERHEAD]

                               April 30, 2002




   Securities and Exchange Commission
   450 Fifth Street, N.W.
   Washington, D. C. 20549-1004

        Re:  CIB MARINE BANCSHARES, INC. -- REGISTRATION
             STATEMENT ON FORM S-8
             -------------------------------------------------

   Ladies and Gentlemen:

             We have acted as counsel to CIB Marine Bancshares, Inc., a Wisconsin corporation (the "Corporation"), in connection with the Corporation's filing of a Registration Statement on Form S-8 (the "Registration Statement") covering 59,352 additional shares of its common stock, $1.00 par value (the "Common Stock"), to be issued under the CIB Marine Bancshares, Inc. 1999 Stock Option and Incentive Plan (the "Plan").

             In this connection, we have examined such documents as we have deemed necessary in order to enable us to render the opinion contained herein.

             Based upon the foregoing, we are of the opinion that the Common Stock has been duly authorized and, when issued upon payment therefor, as contemplated in the Registration Statement and the Plan, will be legally issued, fully paid and nonassessable (except with respect to assessability as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law (the "WBCL")).

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           SCHIFF HARDIN & WAITE


                                           By: /s/  Christopher J. Zinski
                                               --------------------------
                                               Christopher J. Zinski